Exhibit 99.1
For immediate release
May 2, 2023

AtriCure Reports First Quarter 2023 Financial Results
•Worldwide revenue of $93.5 million – an increase of 25.4% year over year
•U.S. revenue of $78.2 million – an increase of 25.6% year over year
•International revenue of $15.3 million – an increase of 24.4% year over year
•Net loss of $6.5 million – an improvement of $8.7 million year over year
•Positive adjusted EBITDA of $1.9 million – an improvement of $6.2 million year over year
MASON, Ohio, May 2, 2023 – AtriCure, Inc. (Nasdaq: ATRC), a leading innovator in surgical treatments and therapies for atrial fibrillation (Afib), left atrial appendage (LAA) management and post-operative pain management, today announced first quarter 2023 financial results.
“We had an extraordinary start to 2023 driven by strength across our platforms globally. We are experiencing robust demand from physicians to treat patients and remain excited for the extensive opportunities in our markets,” said Michael Carrel, President and Chief Executive Officer of AtriCure. “As we look forward, we are focused on growing our patient impact, expanding clinical science and innovation, and increasing leverage across our operations.”
First Quarter 2023 Financial Results
Revenue for the first quarter 2023 was $93.5 million, an increase of 25.4% (an increase of 25.9% on a constant currency basis) over first quarter 2022 revenue. U.S. revenue was $78.2 million, an increase of $15.9 million or 25.6%, compared to first quarter 2022. U.S. revenue growth was driven by sales in all key product lines, highlighted by EnCompass® clamp in open ablation, cryoSPHERE® probe for post-operative pain management and AtriClip® Flex·V® in the appendage management franchise. International revenue increased $3.0 million or 24.4% (an increase of 27.7% on a constant currency basis) to $15.3 million, across all franchises and geographic regions. On a sequential basis, worldwide revenue for the first quarter 2023 increased approximately 6.2% from fourth quarter 2022.
Gross profit for the first quarter 2023 was $69.6 million compared to $55.6 million for the first quarter 2022. Gross margin was 74.5% for both the first quarters 2023 and 2022, with the current quarter reflecting leverage of our operations and production efficiencies, offset by continuing supply chain cost increases and shift in product mix. Loss from operations for the first quarter 2023 was $5.8 million, compared to $14.2 million for the first quarter 2022, reflecting strong revenue growth, improving leverage of our operating costs and a gain from legal settlement. Basic and diluted net loss per share was $0.14 for the first quarter 2023, compared to $0.33 for the first quarter 2022.
Adjusted EBITDA was positive for the first quarter 2023 at $1.9 million, compared to negative $4.2 million for first quarter of 2022. Adjusted loss per share for the first quarter 2023 was $0.23, compared to $0.33 for the first quarter 2022.
Constant currency revenue, adjusted EBITDA and adjusted loss per share are non-GAAP measures. We discuss these non-GAAP measures and provide reconciliations to GAAP measures later in this release.
2023 Financial Guidance
Full year 2023 revenue is projected to be $385 million to $392 million, reflecting growth of approximately 17% to 19% over full year 2022. Management now expects full year 2023 positive adjusted EBITDA of approximately $2 million, and full year 2023 adjusted loss per share of approximately $1.10 to $1.15.
Conference Call
AtriCure will host a conference call at 4:30 p.m. Eastern Time on Tuesday, May 2, 2023 to discuss its first quarter 2023 financial results. To access the webcast, please visit the Investors page of AtriCure’s corporate website at https://ir.atricure.com/

events-and-presentations/events. Participants are encouraged to register more than 15 minutes before the webcast start time. A replay of the presentation will be available for 90 days following the presentation.
About AtriCure
AtriCure, Inc. provides innovative technologies for the treatment of Afib and related conditions. Afib affects more than 37 million people worldwide. Electrophysiologists and cardiothoracic surgeons around the globe use AtriCure technologies for the treatment of Afib and reduction of Afib related complications. AtriCure’s Isolator® Synergy™ Ablation System is the first medical device to receive FDA approval for the treatment of persistent Afib. AtriCure’s AtriClip® Left Atrial Appendage Exclusion System products are the most widely sold LAA management devices worldwide. AtriCure’s Hybrid AF™ Therapy is a minimally invasive procedure that provides a lasting solution for long-standing persistent Afib patients. AtriCure’s cryoICE cryoSPHERE® probe is cleared for temporary ablation of peripheral nerves to block pain, providing pain relief in cardiac and thoracic procedures. For more information, visit AtriCure.com or follow us on Twitter @AtriCure.
Forward-Looking Statements
This press release contains “forward-looking statements”– that is, statements related to future events that by their nature address matters that are uncertain. This press release also includes forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially. For details on the uncertainties that may cause our actual results to be materially different than those expressed in our forward-looking statements, visit http://www.atricure.com/forward-looking-statements as well as our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q which contain risk factors. Except where otherwise noted, the information contained in this release is as of May 2, 2023. We assume no obligation to update any forward-looking statements contained in this release as a result of new information or future events or developments, except as may be required by law.
Use of Non-GAAP Financial Measures
To supplement AtriCure’s condensed consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP, AtriCure provides certain non-GAAP financial measures in this release as supplemental financial metrics.
Revenue reported on a constant currency basis is a non-GAAP measure, calculated by applying previous period foreign currency exchange rates to each of the comparable periods. Management analyzes revenue on a constant currency basis to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on revenue, the Company believes that evaluating growth in revenue on a constant currency basis provides an additional and meaningful assessment of revenue to both management and investors.
Adjusted EBITDA is calculated as net loss before other income/expense (including interest), income tax expense, depreciation and amortization expense, share-based compensation expense, acquisition costs, legal settlement, impairment of intangible asset and change in fair value of contingent consideration liabilities. Management believes in order to properly understand short-term and long-term financial trends, investors may wish to consider the impact of these excluded items in addition to GAAP measures. The excluded items vary in frequency and/or impact on our continuing results of operations and management believes that the excluded items are typically not reflective of our ongoing core business operations and financial condition. Further, management uses adjusted EBITDA for both strategic and annual operating planning. A reconciliation of adjusted EBITDA reported in this release to the most comparable GAAP measure for the respective periods appears in the table captioned “Reconciliation of Non-GAAP Adjusted Income (Loss) (Adjusted EBITDA)” later in this release.
Adjusted loss per share is a non-GAAP measure which calculates the net loss per share before non-cash adjustments in fair value of contingent consideration liabilities, impairment of intangible asset and legal settlement. A reconciliation of adjusted loss income per share reported in this release to the most comparable GAAP measure for the respective periods appears in the table captioned “Reconciliation of Non-GAAP Adjusted Loss Per Share” later in this release.
The non-GAAP financial measures used by AtriCure may not be the same or calculated in the same manner as those used and calculated by other companies. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for AtriCure’s financial results prepared and reported in accordance with GAAP. We urge investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financials measures included in this press release, and not to rely on any single financial measure to evaluate our business.

CONTACTS:
Angie Wirick
AtriCure, Inc.
Chief Financial Officer
(513) 755-5334
awirick@atricure.com
Lynn Lewis or Marissa Bych
Gilmartin Group
Investor Relations
lynn@gilmartinir.com
marissa@gilmartinir.com

ATRICURE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended March 31,
	2023	2022
United States Revenue:
Open ablation	$25,142	$18,974
Minimally invasive ablation	9,637	8,615
Pain management	11,068	8,014
Total ablation	45,847	35,603
Appendage management	32,342	26,669
Total United States	78,189	62,272
International Revenue:
Open ablation	7,286	6,492
Minimally invasive ablation	1,867	1,533
Pain management	228	140
Total ablation	9,381	8,165
Appendage management	5,924	4,139
Total International	15,305	12,304
Total revenue	93,494	74,576
Cost of revenue	23,885	18,981
Gross profit	69,609	55,595
Operating expenses:
Research and development expenses	15,327	13,629
Selling, general and administrative expenses	60,064	56,116
Total operating expenses	75,391	69,745
Loss from operations	(5,782)	(14,150)
Other expense, net	(616)	(977)
Loss before income tax expense	(6,398)	(15,127)
Income tax expense	78	56
Net loss	$(6,476)	$(15,183)
Basic and diluted net loss per share	$(0.14)	$(0.33)
Weighted average shares used in computing net loss per share:
Basic and diluted	46,107	45,528

ATRICURE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)
(Unaudited)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash, cash equivalents, and short-term investments	$135,860	$121,113
Accounts receivable, net	45,661	42,693
Inventories	48,848	45,931
Prepaid and other current assets	7,956	5,477
Total current assets	238,325	215,214
Long-term investments	25,561	51,509
Property and equipment, net	39,607	38,833
Operating lease right-of-use assets	4,605	3,787
Goodwill and intangible assets, net	273,382	274,120
Other noncurrent assets	1,620	1,985
Total assets	$583,100	$585,448
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$51,794	$52,920
Current maturities of debt and leases	10,677	5,472
Total current liabilities	62,471	58,392
Long-term debt	51,940	56,834
Finance lease liabilities	8,883	9,147
Operating lease liabilities	3,725	3,095
Other noncurrent liabilities	1,236	1,226
Total liabilities	128,255	128,694
Stockholders' equity:
Common stock	47	47
Additional paid-in capital	790,965	787,422
Accumulated other comprehensive loss	(3,072)	(4,096)
Accumulated deficit	(333,095)	(326,619)
Total stockholders' equity	454,845	456,754
Total liabilities and stockholders' equity	$583,100	$585,448

ATRICURE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS
(In Thousands)
(Unaudited)
Reconciliation of Non-GAAP Adjusted Income (Loss) (Adjusted EBITDA)

	Three Months Ended March 31,
	2023	2022
Net loss, as reported	$(6,476)	$(15,183)
Income tax expense	78	56
Other expense, net	616	977
Depreciation and amortization expense	2,943	2,867
Share-based compensation expense	8,760	7,049
Gain from legal settlement	(4,000)	—
Non-GAAP adjusted income (loss) (adjusted EBITDA)	$1,921	$(4,234)
Reconciliation of Non-GAAP Adjusted Loss Per Share

	Three Months Ended March 31,
	2023	2022
Net loss, as reported	$(6,476)	$(15,183)
Gain from legal settlement	(4,000)	—
Non-GAAP adjusted net loss	$(10,476)	$(15,183)
Basic and diluted adjusted net loss per share	$(0.23)	$(0.33)
Weighted average shares used in computing adjusted net loss per share
Basic and diluted	46,107	45,528